Exhibit 99.1
January 21, 2025

Fellow shareholders,
•In 2024, we executed on our plan to reaccelerate growth.
◦For the year, revenue grew 16% and operating margin expanded six points to 27%. Operating income exceeded $10B for the first time in our history.
◦In Q4, revenue increased 16% year over year, helped by 19M paid net adds, while operating income rose 52% year over year. We finished 2024 with 302M memberships.
•Our Q4 slate outperformed even our high expectations: Squid Game season 2 is on track to become one of our most watched original series seasons, Carry-On joined our all-time Top 10 films list, the Jake Paul vs. Mike Tyson fight became the most-streamed sporting event ever and on Christmas Day we delivered the two most-streamed NFL games in history.
•Our priorities for 2025 are to:
◦Improve our core business with more series and films our members love, an enhanced product experience and growth of our ads business;
◦Further develop newer initiatives such as live programming and games;
◦Sustain healthy growth - we now forecast 2025 revenue of $43.5-$44.5B (+$0.5B vs. prior forecast, despite the strengthening of the US dollar) and an operating margin of 29%, up one point from our prior forecast.
•We maintain a leadership position in engagement, revenue and profit. We’re focused on improving all aspects of our service and, combined with the return in 2025 of our biggest shows (Squid Game, Wednesday and Stranger Things), we’re optimistic heading into the new year.

Our summary results and forecast for Q1 are below.

(in millions except per share data)	Q4'23	Q1'24	Q2'24	Q3'24	Q4'24	Q1'25 Forecast
Revenue	$8,833	$9,370	$9,559	$9,825	$10,247	$10,416
Y/Y % Growth	12.5%	14.8%	16.8%	15.0%	16.0%	11.2%
Operating Income	$1,496	$2,633	$2,603	$2,909	$2,273	$2,940
Operating Margin	16.9%	28.1%	27.2%	29.6%	22.2%	28.2%
Net Income	$938	$2,332	$2,147	$2,364	$1,869	$2,440
Diluted EPS	$2.11	$5.28	$4.88	$5.40	$4.27	$5.58

Global Streaming Paid Memberships	260.28	269.60	277.65	282.72	301.63
Y/Y % Growth	12.8%	16.0%	16.5%	14.4%	15.9%
Global Streaming Paid Net Additions	13.12	9.33	8.05	5.07	18.91

Net cash provided by operating activities	$1,663	$2,213	$1,291	$2,321	$1,537
Free Cash Flow	$1,581	$2,137	$1,213	$2,194	$1,378
Shares (FD)	444.3	441.7	439.7	437.9	437.8

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Q4 Results and Forecast
Revenue in Q4 increased 16% year over year, or 19% on a foreign exchange (F/X) neutral basis1. This was slightly above our beginning-of-quarter forecast despite the strengthening of the US dollar vs. most currencies as membership growth and ad sales outpaced our forecast. Average paid memberships rose 15% year over year, while ARM2 was up 1% year over year, or 3% on a F/X neutral basis.

In Q4, membership growth was driven by broad strength across our content slate, improved product/market fit across all regions and typical Q4 seasonality. We generated 19M paid net additions - the biggest quarter of net adds in our history - compared with 13M in Q4’23 and 5M in Q3’24.

Operating income totaled $2.3B, up 52% year over year, and operating margin was 22% vs. 17% last year. Both were above our guidance forecast primarily due to higher-than-forecasted revenue. EPS amounted to $4.27 vs. $2.11 last year (+102% year over year).

As a reminder, the guidance we provide is our actual internal forecast at the time we report. Our primary financial metrics are revenue for growth and operating margin for profitability. Our goals are to sustain healthy revenue growth, expand operating margin and deliver growing free cash flow.

Based on January 1, 2025 F/X rates, we now project 2025 revenue of $43.5-$44.5B, $0.5B higher than our prior forecast range. This updated guidance reflects improved business fundamentals and the expected carryover benefit of our stronger-than-forecasted Q4’24 performance, net of headwinds from the strengthening of the US dollar3 over the past few months. Since the forecast we published with our Q3’24 results, the appreciation of the US dollar vs. most currencies has negatively impacted our 2025 revenue forecast by ~$1B, net of hedging (this F/X impact is included in our updated guidance).

Our 2025 revenue forecast equates to 12%-14% year-over-year growth, or 14%-17% F/X neutral growth. It reflects an expectation of continued healthy member growth, modest F/X neutral ARM growth and a rough doubling of our ad revenue (consistent with our prior ad revenue guidance). In Q1’25, we expect revenue growth of 11% (14% F/X neutral), which is modestly below our full year guidance due to the timing of price changes and the seasonality of our ads business. With the higher revenue forecast, we’re now targeting a 29% operating margin for 2025, based on F/X rates as of January 1, 2025, up from our previous forecast of 28% and two points higher than the 27% operating margin in 20244.

As we announced last year5, beginning with our Q1’25 earnings in April, we’ll no longer report paid memberships and ARM on a regular quarterly basis; we will continue to announce paid memberships as we cross key milestones. Starting with our Q2’25 results, we’ll publish our bi-annual engagement report6 - which accounts for 99% of all viewing on Netflix - in tandem with our Q2 and Q4 earnings results.

2025 Perspective
We enter 2025 with strong momentum, coming off a year with record net additions (41M) and having re-accelerated growth (16% increase in revenue). Moreover, we’re in a leadership position in terms of
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1 Excluding the year over year effect of foreign exchange rate movements and the impact of hedging gains/losses realized as revenues. Assumes foreign exchange rates remained constant with foreign exchange rates from each of the corresponding months of the prior-year period.
2 ARM (Average Revenue per Membership) is defined as streaming revenue divided by the average number of streaming paid memberships divided by the number of months in the period. These figures do not include sales taxes or VAT.
3 https://fred.stlouisfed.org/graph/fredgraph.png?g=1CEAp
4 As we've noted in the past, while we've launched a F/X risk management program to reduce near term volatility, we don't intend to be fully hedged, which is why we guide and manage to a F/X neutral operating margin target.
5 https://s22.q4cdn.com/959853165/files/doc_financials/2024/q1/FINAL-Q1-24-Shareholder-Letter.pdf
6 https://about.netflix.com/en/news/what-we-watched-a-netflix-engagement-report

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engagement (approximately two hours per paid membership per day), revenue ($39B) and profit ($10B in operating income) in a market that is continuing to expand. We estimate there are now 750M+ broadband households (excluding China and Russia) and $650B+7 of entertainment revenue in the markets we operate in, of which we only captured ~6% in 2024. Similarly, we believe we account for less than 10% of TV viewing in every country in which we operate, all of which suggests a long runway for growth as streaming continues to expand around the world.

Our business remains intensely competitive with many formidable competitors across traditional entertainment and big tech. We’re fortunate that we don’t have distractions like managing declining linear networks and, with our focus and continued investment, we have good and improving product/market fit around the world. We have to continue to improve all aspects of Netflix - more series and films our members love, a great product experience, increased sophistication in our plans and pricing strategy (including more advertising capabilities) - and grow into new areas like live programming and games. If we do that well, we believe we’ll have an increasingly valuable company - for consumers, creators and shareholders.

Content
We want to be the first place members go for entertainment - whatever your taste or mood, and whomever you are watching with. Engagement underpins that goal, as we believe it is the best proxy for customer satisfaction, which in turn leads to higher retention, acquisition and value for our service. In 2024, despite a slower start due to the strikes, we successfully delivered a strong slate and healthy engagement. Last year we had:

•More No. 1 shows in the weekly Streaming Top 108 charts than all other streamers combined and more shows in the weekly top 10 than all other streamers combined.
•More view hours in the weekly Streaming Top 108 charts than all other streamers combined and nearly 3x the view hours of our next closest competitor.
•Two of our Top 10 most popular ever English language TV seasons (Bridgerton S3, Fool Me Once), non-English language TV seasons (Squid Game S2, La Palma), English language films (Carry-On, Damsel) and non-English language films (Under Paris, Society of the Snow).
•Shows that pierced the cultural zeitgeist. Netflix accounted for six out of the 10 most searched TV shows globally, in the US and the UK on Google9, and Monsters: The Lyle and Erik Menendez Story helped drive Lyle and Erik Menendez to be one of the most read Wikipedia pages10 of 2024.
•A slate that resonated with critics and awards bodies alike, as we garnered the most Golden Globe nominations11 and wins12 of any entertainment company, including awards for Emilia Perez for Best Motion Picture Musical or Comedy and Best Motion Picture Non-English Language; Best Limited Series and Best Stand-Up Comedy Special.

With over 300M paid memberships (which excludes Extra Member accounts) and multiple people per household, we’re entertaining a massive global audience estimated at over 700M. Each household has unique entertainment preferences, and tastes differ, so our focus remains on providing a variety of
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7 Comprising pay TV/streaming, theatrical, transactional VOD, branded TV advertising and consumer spend on gaming (excluding hardware). Excludes China and Russia.
8 Nielsen's Streaming TV Top 100
9 https://trends.withgoogle.com/year-in-search/2024/
10 https://wikimediafoundation.org/news/2024/12/03/announcing-english-wikipedias-most-popular-articles-of-2024/
11 https://variety.com/2024/film/news/netflix-golden-globes-record-nominations-studio-network-scorecard-1236243332/
12 https://deadline.com/2025/01/golden-globes-2025-winners-list-1236246217/#recipient_hashed=06ded7816ca9af40474536cf279a2f86357e0df0697826a283640e8e9793381f&recipient_salt=f5b9cbc861ed0d5a7b231fdef0cb76480ac0eab70311dacd8799e22085b7d226&utm_medium=email&utm_source=exacttarget&utm_campaign=Deadline_BreakingNews&utm_content=577167_01-05-2025&utm_term=6074277

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quality titles to keep everyone entertained. In Q4, we delighted our members with shows like The Diplomat S2* (21.4M views13), Senna* from Brazil (16.2M views), The Empress S2* from Germany (21.0M views), One Hundred Years of Solitude* from Colombia (11.2M views), Black Doves* from the UK (46.8M views), Outer Banks S4 (36.8M views), The Cage* from France (24.4M views), The Lincoln Lawyer S3 (33.9M views), Virgin River S6* (27.5M views) and the highly anticipated Squid Game S2* from Korea (165.7M views).

Films are important to our members. On average, they watch seven films a month, so we want a great catalog for them to choose from. In Q4, in addition to providing exciting original films like the crowd-pleasing Carry-On* (160.1M views) starring Jason Bateman and Taron Egerton, Family Pack* from France (43.5M views), Richard Curtis’ That Christmas* (63.8M views), Our Little Secret* (84.4M views) and Tyler Perry’s The Six Triple Eight* (54.5M views), we also licensed more films for our audience like It Ends with Us, Lucky Baskhar from India and Godzilla x Kong: The New Empire.

We work to constantly improve our content offering. In 2024, we made good strides in strengthening our comedy programming starting with Alpha Males S2 from Spain, the return of our Netflix is a Joke Fest and stand-up specials like the Golden Globe-winning Ali Wong: Single Lady (4.9M views). Eddie Murphy’s Beverly Hills Cop: Axel F followed in Q3, and in Q4 we saw successes with The Manny S2* from Mexico (8.8M views), Mr. Plankton* from Korea (10.9M views) and stand-up Jamie Foxx: What Had Happened Was…* (12.1M views). Our new English language comedy series A Man on the Inside* (24.0M views) starring Ted Danson came on the heels of the late Q3 release of Nobody Wants This (56.2M views) with Kristen Bell and Adam Brody. Both series were nominated for Golden Globe and SAG Awards, named among the top 10 best TV series of the year by AFI and have been renewed for second seasons.

Our newly established live programming slate has already delivered some must-watch moments15. In Q4, we had the Jake Paul-Mike Tyson boxing match, which became the most-streamed sporting event ever16, while the Taylor-Serrano undercard became the most-watched professional women’s sports event in US history. We followed that up with the NFL on Christmas Day17, which were the two most streamed NFL games in history, and Beyoncé Bowl18, which drove peak viewing on Christmas Day. Building on that momentum, we recently announced that we’ve secured the US rights for FIFA’s Women’s World Cup19 in 2027 and 2031. We're not focusing on acquiring rights to large regular season sports packages; rather, our live strategy is all about delivering can’t-miss, special event programming. This includes not only sports but also exciting comedy specials like Chris Rock: Selective Outrage and The Roast of Tom Brady. Our aim is to deliver big, memorable moments to our members. Although our live programming will likely be a small percentage of our total view hours and content expense, we think the eventized nature will result in outsized value to both our members and our business.

This year, with the impacts of COVID and the strikes well behind us, we plan on delivering an amazing slate for our members:

•Returning seasons of our biggest shows Squid Game, Wednesday and Stranger Things.

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13 A view is defined as hours viewed divided by runtime for each title. Views for a title are based on the first 91 days since the release of each episode (less than 91 days denoted with an asterisk and data is from launch date through January 19th, 2025). We publish our top titles based on views each week at Netflix Top 10.14
14 https://www.netflix.com/tudum/top10/
15 https://www.nytimes.com/2024/12/25/arts/music/beyonce-performance-halftime-show-christmas-netflix.html
16 https://about.netflix.com/en/news/jake-paul-vs-mike-tyson-over-108-million-live-global-viewers
17 https://about.netflix.com/en/news/nfl-christmas-day-games-on-netflix-average-over-30-million-global-viewers
18 https://x.com/netflix/status/1876720464803856571
19 https://www.netflix.com/tudum/articles/womens-world-cup-netflix

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•The finale of the hit series You, third seasons of Ginny & Georgia, Delhi Crime (India) and Alice in Borderland (Japan), and the next installment of Ryan Murphy’s Monster; plus new scripted series like an epic new show based on the acclaimed Italian novel The Leopard (Italy), The Four Seasons with an all-star cast lead by Tina Fey and Steve Carell, The Abandons, Apple Cider Vinegar (Australia), El Refugio Atómico (Spain) from the creators of La Casa de Papel, Mara Brock Akil’s fresh take on Judy Blume’s beloved book Forever, Last Samurai Standing (Japan), Shondaland’s The Residence and Zero Day starring Robert De Niro.
•More exciting live events with 52 weeks of WWE programming, the SAG Awards, John Mulaney’s new variety talk show, plus the return of NFL on Christmas Day.
•In film, Daniel Craig returns as detective Benoit Blanc in Wake Up Dead Man: A Knives Out Mystery; we also have The Electric State from the Russo Brothers starring Millie Bobby Brown, Happy Gilmore 2 starring Adam Sandler, Kinda Pregnant starring Amy Schumer, RIP with Ben Affleck and Matt Damon, a unique new take on Frankenstein from Academy Award winner Guillermo del Toro, the sequel to our most popular non-English film Troll 2 (Norway) as well as new films from Academy Award winner Kathryn Bigelow and Noah Baumbach.
•New and returning unscripted and documentaries including our new performance show Building the Band, Physical: Asia (Korea), Formula 1: Drive to Survive S7, Court of Gold which follows the men's basketball teams at the 2024 Paris Olympic Games, Chaos: The Manson Murders a new documentary feature from Errol Morris, America’s Team: The Gambler and His Cowboys which tells the definitive story of the Dallas Cowboys and Jerry Jones' impact on NFL history and the 11th international spinoff20 of our hit dating show Love is Blind with Love is Blind: France.

In games, we’ve learned a lot in our first three years and we continue to make progress and refine our strategy. In Q4, we launched Squid Game: Unleashed21, which became the No. 1 free game in the Apple App Store in 107 countries and is on pace to be our most downloaded game. Going forward, we’re focusing on offering best-in-class titles in a few key genres including immersive, narrative games based on our IP, socially engaging party games, games for kids and mainstream established titles (like Grand Theft Auto). While we started in mobile, our goal is to make our games accessible on all device types over time and in 2025 we’ll continue to test22 and expand our offering of cloud games on TV.

Monetization
We work to improve our monetization by refining our plans and pricing. We provide a range of prices and plans to address an array of consumer needs. For example, our ads plan allows us to offer lower price points for consumers, which continues to be quite popular. In Q4, it accounted for over 55% of sign-ups in our ads countries and membership on our ads plan grew nearly 30% quarter over quarter. Today we are introducing an Extra Member with Ads offering in 10 of the 12 countries where we have an ads plan to give our members additional choice and flexibility.

We’re on track to reach sufficient scale for ads members in all of our ads countries in 2025. A top priority in 2025 is to improve our offering for advertisers so that we can substantially grow our advertising revenue. In November, we rolled out our first party ad tech platform in Canada and we’ve now fully transitioned all ad serving in Canada in-house. Over time, our ad tech platform will allow us to better deliver critical capabilities to advertisers including expanded programmatic availability, enhanced targeting and additional measurement and reporting. We’ll roll out our first party ad platform in the remaining ads countries in 2025, starting with the US in April.

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20 https://www.netflix.com/tudum/articles/love-is-blind-international-release-date-news
21 https://www.squidgameunleashed.com/
22 https://about.netflix.com/en/news/testing-games-on-more-devices

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As we continue to invest in programming and deliver more value for our members, we will occasionally ask our members to pay a little more so that we can re-invest to further improve Netflix. To that end, we are adjusting prices today across most plans in the US, Canada, Portugal and Argentina (which was already factored into the 2025 guidance we provided in October 2024).

Cash Flow and Capital Structure
Net cash generated by operating activities in Q4 was $1.5B vs. $1.7B in the prior year period. Free cash flow (FCF)23 for the quarter was $1.4B compared to $1.6B in Q4’23. For the full year 2024, net cash provided by operating activities was $7.4B vs $7.3B in 2023, while FCF totaled $6.9B in both 2024 and 2023. At year end, our total debt was $15.7B with net debt24 of $6.1B.

During 2024, we repurchased 9.9M shares for $6.2B and we have used $12.9B to repurchase shares since the program’s inception. Our Board has approved an incremental $15B for the program which brings our total buyback authorization to $17.1B.

For 2025, assuming no material swings in F/X, we expect to generate FCF of about $8B. Our forecast assumes cash content spend of roughly $18B and an estimated $800M in cash outflows related to the timing of certain direct and indirect tax deposits, which is in addition to our typical annual tax obligations. During 2025, we expect to pay down $1.8B in bonds that mature during the year using the proceeds from our investment grade debt offering in 2024.

Long Term Stock Price Performance
In each January investor letter, we provide an update on our long term stock performance. We continue to manage our business for the long term and under the belief that pleasing our members will lead to strong value creation for our fellow shareholders. We thank our investors for their trust and for coming along with us on our journey to build one of the world’s leading entertainment companies.

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23 Defined as cash provided by operating activities less purchases of property and equipment and change in other assets.
24 Defined as total debt less cash and cash equivalents and short-term investments. Total debt consists of short-term and long-term debt, plus debt issuance costs and original issuance discount.

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Reference
For quick reference, our past investor letters can be found here25.

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25 https://ir.netflix.net/financials/quarterly-earnings/default.aspx

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Regional Breakdown

(in millions)	Q4'23	Q1'24	Q2'24	Q3'24	Q4'24
UCAN Streaming:
Revenue	$3,931	$4,224	$4,296	$4,322	$4,517
Paid Memberships	80.13	82.66	84.11	84.80	89.63
Paid Net Additions	2.81	2.53	1.45	0.69	4.82
Average Revenue per Membership	$16.64	$17.30	$17.17	$17.06	$17.26
Y/Y % Growth	3%	7%	7%	5%	4%
F/X Neutral Y/Y % Growth	3%	7%	7%	5%	4%

EMEA:
Revenue	$2,784	$2,958	$3,008	$3,133	$3,288
Paid Memberships	88.81	91.73	93.96	96.13	101.13
Paid Net Additions	5.05	2.92	2.24	2.17	5.00
Average Revenue per Membership	$10.75	$10.92	$10.80	$10.99	$11.11
Y/Y % Growth	3%	—%	(1)%	—%	3%
F/X Neutral Y/Y % Growth	(1)%	—%	1%	1%	1%

LATAM:
Revenue	$1,156	$1,165	$1,204	$1,241	$1,230
Paid Memberships	46.00	47.72	49.25	49.18	53.33
Paid Net Additions	2.35	1.72	1.53	(0.07)	4.15
Average Revenue per Membership	$8.60	$8.29	$8.28	$8.40	$8.00
Y/Y % Growth	4%	(4)%	(3)%	(5)%	(7)%
F/X Neutral Y/Y % Growth	16%	16%	24%	27%	18%

APAC:
Revenue	$963	$1,023	$1,052	$1,128	$1,212
Paid Memberships	45.34	47.50	50.32	52.60	57.54
Paid Net Additions	2.91	2.16	2.83	2.28	4.94
Average Revenue per Membership	$7.31	$7.35	$7.17	$7.31	$7.34
Y/Y % Growth	(5)%	(8)%	(6)%	(4)%	—%
F/X Neutral Y/Y % Growth	(4)%	(4)%	(3)%	(2)%	(1)%
F/X Neutral ARM growth excludes the year over year effect of foreign exchange rate movements and the impact of hedging gains/losses realized as revenues. Assumes foreign exchange rates remained constant with foreign exchange rates from each of the corresponding months of the prior-year period.

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F/X Neutral Operating Margin Disclosure
To provide additional transparency around our operating margin, we disclose each quarter our year-to-date (YTD) operating margin based on F/X rates at the beginning of each year. This will allow investors to see how our operating margin is tracking against our target (which was set in January of 2024 based on F/X rates at that time), absent intra-year fluctuations in F/X.

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January 21, 2025 Earnings Interview, 1:45pm PT
Our live video interview will be on youtube/netflixir26 at 1:45pm PT today. Co-CEOs Greg Peters and Ted Sarandos, CFO Spence Neumann and VP of Finance/IR/Corporate Development Spencer Wang, will all be on the video to answer questions submitted by sellside analysts.

IR Contact:	PR Contact:
Lowell Singer	Emily Feingold
VP, Investor Relations	VP, Corporate Communications
818 434-2141	323 287-0756

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26 https://www.youtube.com/netflixir

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Use of Non-GAAP Measures
This shareholder letter and its attachments include reference to the non-GAAP financial measures of F/X neutral revenue and adjusted operating profit and margin, free cash flow and net debt. Management believes that free cash flow is an important liquidity metric because it measures, during a given period, the amount of cash generated that is available to repay debt obligations, make strategic acquisitions and investments and for certain other activities like stock repurchases. Management believes that F/X neutral revenue and adjusted operating profit and margin allow investors to compare our projected results to our actual results absent year-over-year and intra-year currency fluctuations, respectively, and the impact of restructuring costs. Management believes net debt is a useful measure of the company's liquidity, capital structure, and leverage. However, these non-GAAP financial measures should be considered in addition to, not as a substitute for or superior to, net income, operating income (profit), operating margin, diluted earnings per share and net cash provided by (used in) operating activities, or other financial measures prepared in accordance with GAAP. Reconciliation to the GAAP equivalent of these non-GAAP measures are contained in tabular form on the attached unaudited financial statements and in the F/X neutral operating margin disclosure above. We are not able to reconcile forward-looking non-GAAP financial measures because we are unable to predict without unreasonable effort the exact amount or timing of the reconciling items, including property and equipment and change in other assets, and the impact of changes in currency exchange rates. The variability of these items could have a significant impact on our future GAAP financial results.
Forward-Looking Statements
This shareholder letter contains certain forward-looking statements within the meaning of the federal securities laws, including statements regarding our expected results for the fiscal quarter ending March 31, 2025 and fiscal year ending December 31, 2025; priorities for 2025; adoption and growth of streaming entertainment; growth strategy and outlook; market opportunity; competitive landscape and position; entertainment offerings, including TV shows, movies, games, and live programming; engagement; slate strength; pricing and plans strategy; ad-supported tier and its prospects; advertising, including our ad-tech platform; product strategy; impact of foreign exchange rates; foreign currency exchange hedging program; stock repurchases; debt refinancings and expected use of proceeds; advertising revenue; revenue and revenue growth; operating income, operating margin, net income, earnings per share, cash content spend, cash outflows, and free cash flow; future of reporting of membership information and other data. The forward-looking statements in this letter are subject to risks and uncertainties that could cause actual results and events to differ, including, without limitation: our ability to attract new members and engage and retain existing members; our ability to compete effectively, including for consumer engagement with different modes of entertainment; failing to improve the variety and quality of entertainment offerings; adoption of the ads plan and paid sharing; maintenance and expansion of device platforms for streaming; fluctuations in consumer usage of our service; service disruptions; production risks; macroeconomic conditions; content slate and timing of content releases. A detailed discussion of these and other risks and uncertainties that could cause actual results and events to differ materially from such forward-looking statements is included in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K, filed with the Securities and Exchange Commission (“SEC”) on January 26, 2024. The Company provides internal forecast numbers. Investors should anticipate that actual performance will vary from these forecast numbers based on risks and uncertainties discussed above and in our Annual Report on Form 10-K. We undertake no obligation to update forward-looking statements to reflect events or circumstances occurring after the date of this shareholder letter.

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Netflix, Inc.
Consolidated Statements of Operations
(unaudited)
(in thousands, except per share data)

	Three Months Ended			Twelve Months Ended
	December 31, 2024	September 30, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Revenues	$10,246,513	$9,824,703	$8,832,825	$39,000,966	$33,723,297
Cost of revenues	5,767,364	5,119,884	5,307,485	21,038,464	19,715,368
Sales and marketing	976,204	642,926	916,617	2,917,554	2,657,883
Technology and development	776,505	735,063	673,341	2,925,295	2,675,758
General and administrative	453,674	417,353	439,273	1,702,039	1,720,285
Operating income	2,272,766	2,909,477	1,496,109	10,417,614	6,954,003
Other income (expense):
Interest expense	(192,603)	(184,830)	(175,212)	(718,733)	(699,826)
Interest and other income (expense)	54,105	(21,693)	(172,747)	266,776	(48,772)
Income before income taxes	2,134,268	2,702,954	1,148,150	9,965,657	6,205,405
Provision for income taxes	(265,661)	(339,445)	(210,312)	(1,254,026)	(797,415)
Net income	$1,868,607	$2,363,509	$937,838	$8,711,631	$5,407,990
Earnings per share:
Basic	$4.37	$5.52	$2.15	$20.28	$12.25
Diluted	$4.27	$5.40	$2.11	$19.83	$12.03
Weighted-average shares of common stock outstanding:
Basic	427,716	428,239	435,923	429,519	441,571
Diluted	437,786	437,898	444,292	439,261	449,498

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Netflix, Inc.
Consolidated Balance Sheets
(in thousands)

	As of
	December 31, 2024	December 31, 2023
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$7,804,733	$7,116,913
Short-term investments	1,779,006	20,973
Other current assets	3,516,640	2,780,247
Total current assets	13,100,379	9,918,133
Content assets, net	32,452,462	31,658,056
Property and equipment, net	1,593,756	1,491,444
Other non-current assets	6,483,777	5,664,359
Total assets	$53,630,374	$48,731,992
Liabilities and Stockholders' Equity
Current liabilities:
Current content liabilities	$4,393,681	$4,466,470
Accounts payable	899,909	747,412
Accrued expenses and other liabilities	2,156,544	1,803,960
Deferred revenue	1,520,813	1,442,969
Short-term debt	1,784,453	399,844
Total current liabilities	10,755,400	8,860,655
Non-current content liabilities	1,780,806	2,578,173
Long-term debt	13,798,351	14,143,417
Other non-current liabilities	2,552,250	2,561,434
Total liabilities	28,886,807	28,143,679
Stockholders' equity:
Common stock	6,252,126	5,145,172
Treasury stock at cost	(13,171,638)	(6,922,200)
Accumulated other comprehensive income (loss)	362,162	(223,945)
Retained earnings	31,300,917	22,589,286
Total stockholders' equity	24,743,567	20,588,313
Total liabilities and stockholders' equity	$53,630,374	$48,731,992

Supplemental Information
Total streaming content obligations*	$23,248,931	$21,713,349

* Total streaming content obligations are comprised of content liabilities included in "Current content liabilities" and "Non-current content liabilities" on the Consolidated Balance Sheets and obligations that are not reflected on the Consolidated Balance Sheets as they did not yet meet the criteria for recognition.

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Netflix, Inc.
Consolidated Statements of Cash Flows
(unaudited)
(in thousands)

	Three Months Ended			Twelve Months Ended
	December 31, 2024	September 30, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Cash flows from operating activities:
Net income	$1,868,607	$2,363,509	$937,838	$8,711,631	$5,407,990
Adjustments to reconcile net income to net cash provided by operating activities:
Additions to content assets	(4,429,402)	(4,016,396)	(3,529,191)	(16,223,617)	(12,554,703)
Change in content liabilities	(139,537)	(83,585)	49,059	(779,135)	(585,602)
Amortization of content assets	4,161,501	3,699,521	3,754,079	15,301,517	14,197,437
Depreciation and amortization of property, equipment and intangibles	79,539	80,914	86,567	328,914	356,947
Stock-based compensation expense	61,827	65,650	82,519	272,588	339,368
Foreign currency remeasurement loss (gain) on debt	(52,855)	104,809	239,371	(121,539)	176,296
Other non-cash items	130,927	128,082	154,896	494,778	512,075
Deferred income taxes	(73,252)	(200,982)	(171,128)	(590,698)	(459,359)
Changes in operating assets and liabilities:
Other current assets	(41,866)	54,956	(13,198)	22,180	(181,003)
Accounts payable	255,379	30,597	213,228	121,353	93,502
Accrued expenses and other liabilities	(124,591)	179,011	(194,536)	191,899	103,565
Deferred revenue	7,765	39,328	137,184	77,844	178,708
Other non-current assets and liabilities	(167,148)	(124,313)	(83,674)	(446,351)	(310,920)
Net cash provided by operating activities	1,536,894	2,321,101	1,663,014	7,361,364	7,274,301
Cash flows from investing activities:
Purchases of property and equipment	(158,674)	(126,863)	(81,632)	(439,538)	(348,552)
Purchases of investments	—	(1,742,246)	—	(1,742,246)	(504,862)
Proceeds from maturities of investments	—	—	493,228	—	1,395,165
Net cash provided by (used in) investing activities	(158,674)	(1,869,109)	411,596	(2,181,784)	541,751
Cash flows from financing activities:
Proceeds from issuance of debt	—	1,794,460	—	1,794,460	—
Repayments of debt	—	—	—	(400,000)	—
Proceeds from issuance of common stock	302,012	143,244	51,427	832,887	169,990
Repurchases of common stock	(963,748)	(1,700,000)	(2,500,000)	(6,263,746)	(6,045,347)
Taxes paid related to net share settlement of equity awards	(2,553)	(2,024)	—	(8,285)	—
Other financing activities	(14,409)	(9,084)	(3,700)	(29,743)	(75,446)
Net cash provided by (used in) financing activities	(678,698)	226,596	(2,452,273)	(4,074,427)	(5,950,803)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(351,270)	153,452	139,342	(416,331)	82,684
Net increase (decrease) in cash, cash equivalents, and restricted cash	348,252	832,040	(238,321)	688,822	1,947,933
Cash, cash equivalents and restricted cash at beginning of period	7,459,085	6,627,045	7,356,836	7,118,515	5,170,582
Cash, cash equivalents and restricted cash at end of period	$7,807,337	$7,459,085	$7,118,515	$7,807,337	$7,118,515

	Three Months Ended			Twelve Months Ended
	December 31, 2024	September 30, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Non-GAAP free cash flow reconciliation:
Net cash provided by operating activities	$1,536,894	$2,321,101	$1,663,014	$7,361,364	$7,274,301
Purchases of property and equipment	(158,674)	(126,863)	(81,632)	(439,538)	(348,552)
Non-GAAP free cash flow	$1,378,220	$2,194,238	$1,581,382	$6,921,826	$6,925,749

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Netflix, Inc.
Non-GAAP Information
(unaudited)
(in thousands, except percentages)

	As Reported	Constant Currency Adjustment	Hedging Gain Included in Revenue	Constant Currency Revenue	Reported Change	Constant Currency Change
Non-GAAP reconciliation of reported and constant currency revenue growth for the quarter ended December 31, 2024:
Total revenues	$10,246,513	$300,772	$(53,767)	$10,493,518	16%	19%

As of
December 31, 2024
Non-GAAP Net Debt reconciliation:
Total debt	$15,582,804
Add: Debt issuance costs and original issue discount	70,214
Less: Cash and cash equivalents	(7,804,733)
Less: Short-term investments	(1,779,006)
Net debt	$6,069,279

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